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                                                                  Exhibit 5.1

      [LETTERHEAD OF FRIED,FRANK,HARRIS,SHRIVER & JACOBSON APPEARS HERE]


                                                               212-859-8000
June 24, 1996                                              (FAX:  212-859-4000)

Sola International Inc.
2420 Sand Hill Road
Menlo Park, California 94025

Ladies and Gentlemen:


          We are acting as special counsel to Sola International Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of up to 3,105,415 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), including (i) up to 2,300,000 shares of Common Stock which will be offered to the public by the Company (the "Company Shares"), including up to 300,000 shares of Common Stock which may be sold upon the exercise of an overallotment option granted to the Underwriters and (ii) up to 805,415 shares of Common Stock (the "Stockholder Shares") which will be offered to the public by certain of the Company's stockholders (the "Selling Stockholders").

          For purposes of this opinion, we have examined the originals, or certified, conformed or reproduction copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinions, we have relied upon certificates and statements of public officials and officers or representatives of the Company, the Selling Stockholders and of others. For purposes of the next succeeding paragraph, the terms "Shares" and "Company Shares" shall include any additional shares of Common Stock to be sold by the Company, including shares of Common Stock which are registered pursuant to a registration statement filed under Rule 462(b) of the Securities Act of 1933, as amended ("Rule 462(b)").
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Sola International Inc.                -2-                     June 24, 1996

          Based upon the foregoing and subject to the limitations set forth herein, it is our opinion that the Shares have been duly authorized and, (i) in the case of the Company Shares, assuming that the Company Shares have been issued, delivered and paid for in accordance with the terms of the Company's Registration Statement on Form S-3, as amended (Registration No. 333-3645) (the "Registration Statement"), and the terms of the proposed form of Underwriting Agreement previously reviewed by us between the Company and Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters, will be validly issued, fully paid and nonassessable, and (ii) in the case of the Stockholder Shares, have been validly issued and are fully paid and non-assessable.

          This opinion is limited to the General Corporation Law of the State of Delaware.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended. In addition, we consent to the incorporation by reference of this opinion in a subsequent registration statement filed pursuant to Rule 462(b) for the purpose of registering additional securities to be issued by the Company.

          The opinion expressed herein is solely for your benefit and may not be relied upon in any manner or for any purpose except as specifically provided for herein.

                                  Very truly yours,

                      FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


                      By:  /s/ Timothy E. Peterson
                         ------------------------------------------
                           Timothy E. Peterson